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                                   EXHIBIT 2.1

               AGREEMENT FOR THE EXCHANGE OF COMMON STOCK BETWEEN

                BIRCH TREE CAPITAL CORP. AND ERIC P. LITTMAN AND

                          INTERNET SPORTS NETWORK, INC.


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THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 19th day of January, 1999, by and among Birch Tree Capital Corp., a Florida corporation, (the "ISSUER"), and Eric P. Littman, ("EPL"), and Internet Sports Network, Inc., a Nevada corporation ("ISN")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to the shareholders of ISN, 9,085,229 shares of the restricted common stock of ISSUER, $0.01 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of ISN such that ISN shall become a wholly owned subsidiary of the ISSUER. As a material inducement to the transaction, EPL will cancel 3,975,000 shares of his common stock of the ISSUER. As part of this transaction, ISSUER shall issue 700,000 shares of restricted common stock to Andrew DeFrancesco and such stock shall be restricted for a period of two years from its issuance.

         2. REPRESENTATIONS AND WARRANTIES. ISSUER and EPL represent and warrants to ISN the following:

              a. ORGANIZATION. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

              b. CAPITAL. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $0.001 par value, of which 5,025,000 shares are issued and outstanding. Of these 5,025,000 shares, the EPL owns 5,000,000 shares. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

              c. OTC BULLETIN BOARD LISTING. The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol:
"BICP."

              d. FINANCIAL STATEMENTS. The audited Financial Statements of the ISSUER as of October 5, 1998, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the financial statements.

            Birch Tree Capital Corp. Stock Exchange Agreement, Page 1

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              e.  ABSENCE OF CHANGES. Since the date of the financial
statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

              f. LIABILITIES. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

              g. ABILITY TO CARRY OUT OBLIGATIONS. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

              h. FULL DISCLOSURE. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

              i. CONTRACT AND LEASES. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a povwer of attorney from ISSUER.

              j. COMPLIANCE WITH LAWS. To the best of its knowledge, ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

              k. LITIGATION. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

              l. CONDUCT OF BUSINESS. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

              m. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

                   i.  Articles of Incorporation;
                  ii.  Bylaws;
                 iii.  Minutes of Shareholders Meetings;
                  iv.  Minutes of Directors Meetings;
                   v.  List of Officers and Directors;
                  vi. Audited Financial Statements of the Company dated October 5, 1998 statements described in Section 2(iii);

            Birch Tree Capital Corp. Stock Exchange Agreement, Page 2

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                 vii.  Stock register and stock records of ISSUER
                       and a current, accurate list of ISSUER's shareholders.

              n. DOCUMENTS. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

              o. TITLE. The Shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

         3.  ISN represents and warrants to ISSUER the following:

              a. ORGANIZATION. ISN is a corporation duly organized, validly existing, and in good standing under its state laws of incorporation and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of ISN have been valid and in accordance with the laws of the state of Nevada.

              b. COUNSEL. ISN represents and warrants that prior to Closing, it has been represented by independent counsel.

         4. INVESTMENT INTENT. ISN is acquiring the Shares for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

         5. CLOSING. The closing of this transaction shall take place at the law offices of Eric P. Littman, 7695 S.W. 104th Street, Suite 210, Miami, Florida. 33156. Unless the closing of this transaction takes place on or before February 1, 1999, then either party may terminate this Agreement.

         6.  DOCUMENTS TO BE DELIVERED AT CLOSING.

              a.  BY THE ISSUER

              b. Board of Directors Minutes authorizing the issuance of a certificate or certificates for the 9,085,229 shares to be issued to ISN pursuant to this Agreement and 700,000 shares to Anthony DeFrancesco.

                   i. Instructions to the ISSUER's transfer agent to cancel 3,975,00 shares of EPL's common stock of the ISSUER.

                  ii. The resignation of the current officers and directors of ISSUER.

                 iii. A Board of Directors resolution appointing such person as INS designate as a director(s) of ISSUER.

                  iv. Audited financial statements of ISSUER for the period ending October 5, 1998.

                   v. All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

            Birch Tree Capital Corp. Stock Exchange Agreement, Page 3

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              c.  ISN.

                   i. Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of ISN.

         7.  MISCELLANEOUS.

              a. CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

              b. NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

              c. CHOICE OF LAW. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida, If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

              d. NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

              e. TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

              f. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

              g. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              h. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

                  ISSUER:                   Eric P. Littman, Esquire
                  and EPL                   7695 S.W. 104th Street, Suite 210
                                            Miami, Florida  33156

            Birch Tree Capital Corp. Stock Exchange Agreement, Page 4

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                      ISN:                  Internet Sports Network, Inc.
                                            509 Richards, Suite 700
                                            Vancouver, B.C.
                                            V6B 2Z6 Canada
                                            Attention: Patrick S. Earle

                  Copy to:                  Patti McGlasson, Esquire
                                            Horwitz and Beam
                                            2 Venture Plaza, Suite 350
                                            Irvine CA 92618

         IN WITNESS WHEREOF, the undersigned has executed this Agreement on January ___, 1999.

BIRCH TREE CAPITAL CORP.                  INTERNET SPORTS NETWORK, INC.


By:   /s/ ERIC P. LITTMAN                 By:    /s/ PATRICK S. EARLE
    ---------------------------------         ---------------------------------
       Eric P. Littman, President               Patrick S. Earle, President


      /s/ ERIC P. LITTMAN
    ---------------------------------
       Eric P. Littman, Individually
       as the Selling Shareholder






            Birch Tree Capital Corp. Stock Exchange Agreement, Page 5